Exhibit 10.1

THIS AMENDING AGREEMENT made as of the 12th day of July, 2013

A M O N G:

NORDION INC.

(hereinafter called the “Borrower”)

OF THE FIRST PART

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THE TORONTO-DOMINION BANK
in its capacity as administrative agent

(hereinafter called the “Agent”)

OF THE SECOND PART

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EACH FINANCIAL INSTITUTION party hereto and shown as a Lender on the signature pages hereto
(hereinafter in such capacity is individually referred to as a “Lender”
and collectively in such capacity is referred to as the “Lenders”)

OF THE THIRD PART

WHEREAS the Borrower, the Agent and the Lenders entered into an amended and restated credit agreement dated as of January 25, 2013 (the “Credit Agreement”);

AND WHEREAS the parties wish to amend the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Credit Agreement as provided herein:

Section 1 General

In this Amending Agreement (including the recitals) unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement (including as amended by this Amending Agreement).

Section 2 To be Read with Credit Agreement

This Amending Agreement is an amendment to the Credit Agreement. Unless the context of this Amending Agreement otherwise requires, the Credit Agreement and this Amending Agreement shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amending Agreement were contained in one agreement. The term “Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Amending Agreement).

Section 3 Amendments

(a)	Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Business Assets” has the meaning given to such term in the Purchase Agreement.

“Newco” means a new Canadian corporation to be established by Nordion Canada, to which the Business Assets shall be transferred, all of the shares of which corporation will be sold to BTG International (Holdings) Limited pursuant to the Purchase Agreement.

“Nordion Canada” means Nordion (Canada) Inc., a Canadian corporation.

“Purchase Agreement” means the share purchase agreement dated as of May 22, 2013 among BTG plc, BTG International (Holdings) Limited, Nordion Canada and the Borrower, as amended.

“Support Agreement” means the TheraSphere manufacturing and support agreement dated as of July 13, 2013 between Newco and Nordion Canada.

“Theragenics Licence Agreement” means the licence agreement dated March 23, 1995 between Theragenics Corporation and Nordion International Inc. (now known as Nordion (Canada) Inc.).

“TheraSphere Business” means the business division currently referred to as “Targeted Therapies”, including the design, manufacture, manufacturing know-how, sales and marketing, and medical, clinical and regulatory affairs of products, components, packaging and services including and relating to the medical device known as TheraSphere.

“TheraSphere Guarantee” means, collectively, (i) the guarantee by the Borrower in favour of Newco pursuant to which the Borrower guarantees the performance of the obligations of Nordion Canada pursuant to the Support Agreement, and (ii) the guarantee set forth at Section 5.8 of the Purchase Agreement.””

(b)

Section 1.01 of the Credit Agreement is hereby amended by deleting “; and” in subsection (f) of the definition of “Permitted Debt” and replacing “.” with “; and” in subsection (g) of such definition and adding the following subsection (h):

“(h)     the TheraSphere Guarantee.”

(c)	Section 10.04(6) of the Credit Agreement is amended by adding the following new sentence at the end of such Section:

“The Borrower shall be permitted to execute, deliver and perform its obligations under the TheraSphere Guarantee.”

Section 4 Consents

(1)     Subject to the terms contained herein and notwithstanding anything contained in the Credit Agreement to the contrary, the Lenders hereby consent as follows:

(a)

Nordion Canada may incorporate Newco and, notwithstanding the provisions of Section 10.04(17) of the Credit Agreement, none of the documentation, instruments or legal opinions provided for in subsection (i): (c), (d) or (e) of such subsection shall be required to be delivered to the Agent for and on behalf of the Lenders;

(b)

Nordion Canada shall be entitled to Dispose of the Business Assets to Newco in return for issuance of shares of Newco and Nordion Canada shall be entitled to no longer carry on any of the TheraSphere Business;

(c)	Nordion Canada shall be entitled to assign to Newco the Theragenics Licence Agreement;

(d)	Nordion Canada shall be permitted to sublease a portion of its office space at 447 March Road, Ottawa Ontario; and

(e)

Nordion Canada shall be entitled to Dispose of the issued and outstanding shares of Newco to BTG International (Holdings) Limited in accordance with the provisions of the Purchase Agreement for a purchase price of at least US$200,000,000, as such price may be adjusted in accordance with the Purchase Agreement.

(2)     The Agent and the Lenders hereby acknowledge and confirm that all Encumbrances granted in favour of the Agent for and on behalf of the Lenders by Nordion Canada that attach to (i) the Business Assets shall, effective immediately prior to the sale of the shares of Newco as contemplated in subsection (ii) hereof, be released and for certainty shall thereafter cease to attach to such Business Assets, and (ii) any of the shares of Newco shall, effective concurrently with the Disposition of the shares of Newco to BTG International (Holdings) Limited referenced in Section 4(1)(e) of this Amending Agreement, be released and for certainty shall thereafter no longer attach to such shares. The foregoing release shall be effective concurrent with the completion of the transactions outlined in Section 4(1)(b) and Section 4(1)(e) of this Amending Agreement. For certainty, such release shall not be effective and all Encumbrances shall continue to be operative until such time that the shares of Newco have been conveyed in accordance with Section 4(1)(e) of this Amending Agreement. The Agent and the Lenders agree, at the expense of the Borrower, to execute and deliver all further documents and instruments reasonably requested by the Borrower in connection with the releases under this Section 4(2) of this Amending Agreement.

Section 5 Negative Covenant

The Borrower shall not permit any amendments to (i) the Support Agreement that has the effect of increasing, in excess of an aggregate amount of US$2,000,000, the Borrower’s prospective liability or obligations pursuant to the TheraSphere Guarantee, and (ii) Article 10 of the Purchase Agreement unless such change is favourable to the Borrower and/or Nordion Canada.

Section 6 Representations and Warranties

In order to induce the Lenders to enter into this Amending Agreement, the Borrower represents and warrants to the Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)

the representations and warranties set forth in Article 9 of the Credit Agreement continue to be true and correct in all material respects as of the date hereof with reference to facts subsisting on such date except for those representations and warranties which speak to a specific date;

(b)

all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Amending Agreement by the Borrower. The Borrower has duly executed and delivered this Amending Agreement. This Amending Agreement is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to laws of general application affecting creditors’ rights and the discretion of the court in awarding equitable remedies;

(c)	as of the date hereof no Default or Event of Default exists; and

(d)	since the delivery of the Credit Agreement, no Material Adverse Effect has occurred.

Section 7 Conditions Precedent

This Amending Agreement shall not be effective until satisfaction of the following conditions precedent, each to the satisfaction of the Lenders:

(a)	this Amending Agreement shall be executed and delivered by the Borrower, the Agent and the Lenders;

(b)	the Agent shall have received and shall be satisfied with a certified copy of the executed Purchase Agreement and all material documentation in connection therewith;

(c)	the transactions contemplated in Section 4(1)(b) and (e) above shall be completed concurrent with or immediately following delivery of this Amending Agreement;

(d)	the Agent shall have received a certified copy of the TheraSphere Guarantee;

(e)	the Agent shall have received a certified copy of a resolution passed by the Borrower in connection with the entering into and delivery of this Amending Agreement; and

(f)

the Agent shall have received an acknowledgement and confirmation agreement executed by each Guarantor confirming that its respective guarantee and the Security granted by it in favour of the Agent continues to be a valid, binding and effective obligation notwithstanding the entering into of this Amending Agreement.

Section 8 Expenses

The Borrower shall pay all reasonable fees and expenses incurred by the Agent in connection with the preparation, negotiation, completion, execution, delivery and review of this Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

Section 9 Continuance of Credit Agreement, Security and Guarantees

The Credit Agreement, as changed, altered, amended or modified by this Amending Agreement, shall continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. It is agreed and confirmed that after giving effect to this Amending Agreement, the Security as it relates to the Borrower secures inter alia the payment of all of the Obligations of the Borrower, including, without limitation, the Obligations arising under the Credit Agreement, as amended by the terms of this Amending Agreement.

Section 10 Counterparts

This Amending Agreement may be executed in any number of separate counterparts and by facsimile or pdf copy, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 11 Governing Law

This Amending Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

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IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement.

NORDION INC.

By:	signed “Peter Dans”
Name: G. Peter Dans Title: Chief Financial Officer

By:	signed “S. Grant Gardiner”
Name: S. Grant Gardiner Title: Senior Vice President, General Counsel

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THE TORONTO-DOMINION BANK, as Agent

By:	signed (“Wayne Shiplo”)
Name: Wayne M. Shiplo Title: Vice President Loan Syndications

By:
Name: Title:

THE TORONTO-DOMINION BANK, as a Lender

By:	signed (“Sanup Gupta”)
Name: Sanup Gupta Title: Director

By:	signed (“Tim Thomas”)
Name: Tim Thomas Title: Managing Director

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CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	signed (“Ben Fallico”)
Name: Ben Fallico Title: Executive Director

By:	signed (“Jordan Spellman”)
Name: Jordan Spellman Title: Director

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ROYAL BANK OF CANADA, as a Lender

By:	signed (“Chris Cowan”)
Name: Chris Cowan Title: Authorized Signatory

By:
Name: Title:

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EXPORT DEVELOPMENT CANADA, as a Lender

By:	signed (“Sean Borutskie”)
Name: Sean Borutskie Title: Asset Manager

By:	signed (“Andrew Baechler”)
Name: Andrew Baechler, CFA Title: Loan Portfolio Manager